EXHIBIT 99.2

Press Release


FOR IMMEDIATE RELEASE                          Contact:  James H. Moss
---------------------                                    Chief Financial Officer
                                                         (717) 909-2247

WAYPOINT FINANCIAL ANNOUNCES ISSUANCE OF $30 MILLION OF TRUST PREFERRED SECURITIES AND ADDITIONAL STOCK REPURCHASE PROGRAM

     Harrisburg, Pennsylvania December 19, 2002. Waypoint Financial Corp.
     ------------------------
(Nasdaq/NM:WYPT), the parent holding company of Waypoint Bank (http://www.waypointbank.com), today announced that the Company has raised $30 million through the issuance of variable rate Trust Preferred Securities as part of larger pooled Trust Preferred Securities offerings which closed and funded December 19, 2002. The Trust Preferred Securities pay interest at a floating rate equal to 3.35% over three month LIBOR. The initial rate is set at 4.77%. The securities are redeemable at the option of Waypoint after five years and are due January, 2033. These securities were issued by Waypoint Capital Trust I and Waypoint Capital Trust II, Delaware business trust subsidiaries of Waypoint Financial, in private placement transactions. These securities were not registered under the Securities Act of 1933; accordingly the Trust Preferred Securities may not be sold in the United States absent registration or an applicable exemption from registration requirements.

     The company also announced that the board of Directors on December 19, 2002 authorized expanding the stock repurchase program to acquire up to an additional 5% of outstanding shares of Company common stock or approximately 1,726,000 shares. This program represents the fourth stock repurchase program announced by the company since September 2001 and will be initiated upon the completion of the third stock repurchase program. A total of 271,000 shares remained to be acquired under the third program.

     In addition to supporting the stock repurchase program, the net proceeds of the Trust Preferred issuance may be used for mergers and acquisitions and general corporate purposes.

     Waypoint Financial, the holding company for Waypoint Bank, is a $5.8 billion financial services organization with 59 branch offices located throughout South Central Pennsylvania and northern Maryland. Waypoint provides a full range of financial services including banking for retail, commercial, and small business customers, mortgages, trust and investment, brokerage, and insurance to over 120,000 households and businesses.

     Forward-looking statements--The Private Securities Litigation Reform Act of 1995:

     Statements contained in this news release are forward-looking statements that are subject to risk and uncertainty. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements. A number of factors--many of which are beyond the Company's control--could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. The Company's reports filed with the Securities and Exchange Commission, including the Company's Form 10-K for the year ended December 31, 2001, and Form 10-Q for the quarter ended September 30, 2002, describe some of these factors, including certain credit, market, operational, liquidity, and interest rate risks associated with the company's business and operations. Other factors described in the company's Form 10-K for the year ended December 31, 2001, and Form 10-Q for the quarter ended September 30, 2002, include changes in business and economic conditions, competition, fiscal and monetary policies, and legislation. There are other factors besides these that could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements or otherwise affect in the future the Company's business, results of operations and financial condition. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update such statements in light of new information or future events.



                                     - end -




Contact:

         Waypoint Financial Corp.
         James H. Moss
         (717) 909-2247